UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri (Address of interim executive offices)	63043 (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2014, Marshall Turner, a member of the Board of Directors of SunEdison, Inc. (the “Company” or “SunEdison”), notified the Company of his decision to resign as director of the Company.  Mr. Turner, age 72, has been a member of the Company's Board of Directors since 2007, and is the Chairman of the Audit Committee. In addition, Mr. Turner served as the Company's Interim Chief Executive Officer from November 2008 to March 2009. Mr. Turner’s announced retirement was not due to any disagreement with the Company on any matter.  Mr. Turner’s resignation from the SunEdison Board of Directors, and all committees thereof, will be effective on July 31, 2014 to assist with the transition of responsibilities to the new Audit Committee Chair.  In light of this departure from the Board, and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board of Directors will appoint Georganne C. Proctor, who has served on the Company's Board since 2013, to serve as Chairman of the Audit Committee upon Mr. Turner’s retirement.

The Company issued a press release on June 27, 2014, announcing these changes to the Board of Directors. A copy of that press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits     Item

99.1	Press release dated June 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	June 27, 2014	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued June 27, 2014